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                                                           EXHIBIT 24.3

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that I, LAWRENCE M. GRESSETTE, JR., Director of The Liberty Corporation, do hereby constitute and appoint Martha G. Williams and Susan E. Cyr and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any amendments thereto (including any post-effective amendments) for the Cosmos Broadcasting Corporation Retirement and Savings Plan (the "Plan") and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration in early 1997 of shares of The Liberty Corporation common stock, Related Rights to Purchase Series A Participating Cumulative Preferred Stock, and interests in the Plan, which securities are to be offered to employees of Cosmos Broadcasting Corporation (a wholly owned subsidiary of The Liberty Corporation) and its adopting affiliates in accordance with and pursuant to the Plan, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall not be affected by my physical disability or mental incompetence which renders me incapable of managing by own estate except as provided by applicable statute.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of February, 1997.


                                        /s/ Lawrence M. Gressette, Jr.   (Seal)
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                                        Director, The Liberty Corporation
                                        A South Carolina Corporation


/s/ Lynn M. Williams                    (Seal)
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Notary Public for South Carolina
My Commission Expires: June 20, 1998
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